QuickLinks -- Click here to rapidly navigate through this document

Exhibit 32.1

Certification of Chief Executive Officer and Chief Financial Officer
Pursuant to 18 U.S.C. 1350,
As Adopted Pursuant to § 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of Specialty Laboratories, Inc. (the "Company") for the fiscal year ended December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of Douglas S. Harrington, as Chief Executive Officer of the Company, and Frank J. Spina, as Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

  (1)
  The Report fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934; and

  (2)
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ DOUGLAS S. HARRINGTON Douglas S. Harrington Chief Executive Officer March 11, 2004
By:	/s/ FRANK J. SPINA Frank J. Spina Chief Financial Officer March 11, 2004

This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of § 18 of the Securities Exchange Act of 1934, as amended. A signed original of this written statement required by § 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

QuickLinks

  Exhibit 32.1
Certification of Chief Executive Officer and Chief Financial Officer Pursuant to 18 U.S.C. 1350, As Adopted Pursuant to § 906 of the Sarbanes-Oxley Act of 2002